Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CHS Inc. of our report dated November 4, 2021 relating to the financial statements and financial statement schedule, which appears in CHS Inc.'s Annual Report on Form 10-K for the year ended August 31, 2021.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 6, 2022